Anterix Inc. Reports
Third Quarter Fiscal Year 2025 Results

Woodland Park, NJ – February 11, 2025 – Anterix (NASDAQ: ATEX) today announced its third quarter fiscal 2025 results and filed its Form 10-Q for the three and nine months ended December 31, 2024. The Company also issued an update on its Demonstrated Intent metric which can be found on Anterix’s website at https://investors.anterix.com/Q32025.

Financial and Operational Highlights

–Tom Kuhn appointed as Executive Chairman of the Board following the retirement of Morgan O’Brien
–Industry engagement initiative announced in February 2025 to accelerate private wireless broadband opportunity
–Strategic review process initiated in February 2025 after receiving inbound interest in the Company
–Cash and cash equivalents of $28.8 million as of December 31, 2024
–Approximately $147 million of contracted proceeds outstanding with $1.0 million received from Ameren Corporation in October 2024 and $34.0 million received from Oncor Electric Delivery Company in January 2025
–Projected operating expenses run rate reduction of approximately 20% planned for fiscal 2026
–Approximately $3 billion pipeline of prospective contract opportunities across 60+ potential customers

Liquidity and Balance Sheet

At December 31, 2024, the Company had no debt and cash and cash equivalents of $28.8 million. In addition, the Company had a restricted cash balance of $7.6 million in escrow deposits.

The Company has an authorized share repurchase program for up to $250.0 million of the Company’s common stock on or before September 21, 2026. In the fiscal third quarter of 2025, Anterix had share repurchase activity of $4.4 million and approximately $229.6 million remains under the current share repurchase program as of December 31, 2024.

Conference Call Information

Anterix senior management will hold an analyst and investor conference call to provide a business update at 9:00 A.M. ET on Wednesday February 12, 2025. Participants interested in joining the call’s live question and answer session are required to pre-register by clicking here to obtain a dial-in number and unique PIN. It is recommended that you join the call at least 10 minutes before the conference call begins. The call is also being webcast live and will be accessible on the Investor Relations section of Anterix’s website at https://investors.anterix.com/events-presentations. Following the event, a replay of the call will also be available on the Anterix website.

About Anterix Inc.

At Anterix, we partner with leading utilities and technology companies to harness the power of 900 MHz broadband for modernized grid solutions. Leading an ecosystem of more than 100 members, we offer utility-first solutions to modernize the grid and solve the challenges that utilities are facing today. As the largest holder of licensed spectrum in the 900 MHz band (896-901/935-940 MHz) throughout the contiguous United States, plus Alaska, Hawaii, and Puerto Rico, we are uniquely positioned to enable private wireless broadband solutions that support cutting-edge advanced communications capabilities for a cleaner, safer, and more secure energy future. To learn more and join the 900 MHz movement, please visit www.anterix.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future events or achievements such as statements in this press release related to Anterix’s business or financial results or outlook. Actual events or results may differ materially from those contemplated in this press release. Forward-looking statements speak only as of the date they are made and readers are cautioned not to put undue reliance on such statements, as they are subject to a number of risks and uncertainties that could cause Anterix’s actual future results to differ materially from results indicated in the forward-looking statement. Such statements are based on assumptions that could cause actual results to differ materially from those in the forward-looking statements, including: (i) the timing of payments under customer agreements; (ii) Anterix’s ability to clear the 900 MHz Broadband Spectrum on a timely basis and on commercially reasonable terms; (iii) Anterix’s ability to qualify for and timely secure broadband licenses; (iv) Anterix’s ability to execute on its industry engagement initiatives; (v) the timing and outcome of Anterix’s strategic review process; (vi) whether Anterix will be able to identify, develop or execute on any actions as a result of its strategic review process and (vii) competition in the market for spectrum and spectrum solutions offered by Anterix. Actual events or results may differ materially from those contemplated in this press release. Anterix’s filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect the Company’s financial outlook, business, results of operations and financial condition. Anterix undertakes no obligation to update publicly or revise any forward-looking statements contained herein.

Shareholder Contact

Natasha Vecchiarelli
Vice President, Investor Relations & Corporate Communications
Anterix
973-531-4397
nvecchiarelli@anterix.com

Anterix Inc.
Earnings Release Tables
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2024	March 31, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$28,797	$60,578
Spectrum receivable	8,147	8,521
Escrow deposits	198	—
Prepaid expenses and other current assets	3,139	3,912
Total current assets	40,281	73,011
Escrow deposits	7,433	7,546
Property and equipment, net	1,579	2,062
Right of use assets, net	4,717	4,432
Intangible assets	246,215	216,743
Deferred broadband costs	25,976	19,772
Other assets	478	1,328
Total assets	$326,679	$324,894
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other accrued expenses	$9,009	$8,631
Accrued severance and other related charges	2,290	—
Operating lease liabilities	1,745	1,850
Contingent liability	5,397	1,000
Deferred revenue	5,962	6,470
Total current liabilities	24,403	17,951
Operating lease liabilities	3,609	3,446
Contingent liability	22,033	15,000
Deferred revenue	120,099	115,742
Deferred gain on sale of intangible assets	4,911	4,911
Deferred income tax	6,736	6,281
Other liabilities	143	531
Total liabilities	181,934	163,862
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized and no shares outstanding at December 31, 2024 and March 31, 2024	—	—
Common stock, $0.0001 par value per share, 100,000,000 shares authorized and 18,586,786 shares issued and outstanding at December 31, 2024 and 18,452,892 shares issued and outstanding at March 31, 2024	2	2
Additional paid-in capital	543,939	533,203
Accumulated deficit	(399,196)	(372,173)
Total stockholders’ equity	144,745	161,032
Total liabilities and stockholders’ equity	$326,679	$324,894

Anterix Inc.
Earnings Release Tables
Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	Three months ended December 31,		Nine months ended December 31,
	2024	2023	2024	2023
Spectrum revenue	$1,566	$1,271	$4,642	$2,931
Operating expenses
General and administrative	9,203	11,252	33,451	34,830
Sales and support	1,309	1,380	4,516	3,965
Product development	1,120	1,238	4,646	3,454
Severance and other related charges	3,513	—	3,513	—
Depreciation and amortization	142	198	472	653
Operating expenses	15,287	14,068	46,598	42,902
Gain on disposal of intangible assets, net	(20,753)	(13,737)	(20,846)	(33,035)
Gain on sale of intangible assets, net	—	(32)	—	(7,364)
Loss from disposal of long-lived assets, net	—	3	—	39
Gain (loss) from operations	7,032	969	(21,110)	389
Interest income	434	666	1,713	1,448
Other income	10	31	35	189
Income (loss) before income taxes	7,476	1,666	(19,362)	2,026
Income tax (benefit) expense	(234)	1,338	1,218	1,743
Net income (loss)	$7,710	$328	$(20,580)	$283
Net income (loss) per common share basic	$0.41	$0.02	$(1.11)	$0.02
Net income (loss) per common share diluted	$0.41	$0.02	$(1.11)	$0.01
Weighted-average common shares used to compute basic net income (loss) per share	18,609,736	18,704,400	18,557,453	18,858,472
Weighted-average common shares used to compute diluted net income (loss) per share	18,783,445	18,916,246	18,557,453	19,082,867

Anterix Inc.
Earnings Release Tables
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three months ended December 31,		Nine months ended December 31,
	2024	2023	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$7,710	$328	$(20,580)	$283
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities
Depreciation and amortization	142	198	472	653
Stock compensation expense	2,865	3,921	10,619	12,024
Deferred income taxes	(934)	519	455	892
Right of use assets	394	(1,803)	1,226	(1,258)
Gain on disposal of intangible assets, net	(20,753)	(13,737)	(20,846)	(33,035)
Gain on sale of intangible assets, net	—	(32)	—	(7,364)
Loss from disposal of long-lived assets, net	—	3	—	39
Changes in operating assets and liabilities
Prepaid expenses and other assets	(260)	(466)	1,265	322
Accounts payable and accrued expenses	1,920	1,214	383	1,588
Accrued severance and other related charges	2,290	—	2,290	—
Due to related parties	—	—	—	(533)
Operating lease liabilities	(421)	1,700	(1,453)	941
Contingent liability	—	15,000	10,000	15,000
Deferred revenue	(566)	26,795	3,849	46,301
Other liabilities	(86)	—	(388)	—
Net cash (used in) provided by operating activities	(7,699)	33,640	(12,708)	35,853
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of intangible assets, including refundable deposits, retuning costs and swaps	(1,717)	(4,732)	(12,621)	(14,809)
Proceeds from sale of spectrum	—	249	—	25,427
Purchases of equipment	—	(55)	(41)	(267)
Net cash (used in) provided by investing activities	(1,717)	(4,538)	(12,662)	10,351
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from stock option exercises	—	—	1,960	7
Repurchases of common stock	(4,416)	(7,971)	(6,443)	(18,706)
Payments of withholding tax on net issuance of restricted stock	(477)	(115)	(1,843)	(1,137)
Net cash used in financing activities	(4,893)	(8,086)	(6,326)	(19,836)
Net change in cash and cash equivalents and restricted cash	(14,309)	21,016	(31,696)	26,368
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH
Cash and cash equivalents and restricted cash at beginning of the period	50,737	48,534	68,124	43,182
Cash and cash equivalents and restricted cash at end of the period	$36,428	$69,550	$36,428	$69,550

	Three months ended December 31,		Nine months ended December 31,
	2024	2023	2024	2023
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period:
Taxes paid, including excise tax	$173	$—	$1,058	$1
Operating leases paid	$533	$580	$1,732	$1,732
Non-cash investing activity:
Network equipment provided in exchange for wireless licenses	$—	$48	$47	$616
Narrowband spectrum licenses received in connection with the LCRA Agreement	$1,430	$—	$1,430	$—
Deferred gain on sale of intangible assets	$—	$22	$—	$4,911
Derecognition of contingent liability related to sale of intangible assets	$—	$409	$—	$19,249
Right of use assets new leases	$—	$333	$290	$439
Right of use assets modifications and renewals	$124	$1,830	$1,221	$1,885

The following tables provide a reconciliation of cash and cash equivalents and restricted cash reported on the Consolidated Balance Sheets that sum to the total of the same such amounts on the Consolidated Statements of Cash Flows:
	December 31, 2024	September 30, 2024	March 31, 2024
Cash and cash equivalents	$28,797	$43,129	$60,578
Escrow deposits	7,631	7,608	7,546
Total cash and cash equivalents and restricted cash	$36,428	$50,737	$68,124

	December 31, 2023	September 30, 2023	March 31, 2023
Cash and cash equivalents	$62,033	$48,534	$43,182
Escrow deposits	7,517	—	—
Total cash and cash equivalents and restricted cash	$69,550	$48,534	$43,182

Anterix Inc.
Earnings Release Tables
Other Financial Information
(Unaudited, in thousands except per share data)

	Three months ended December 31,		Nine months ended December 31,
	2024	2023	2024	2023
Number of shares repurchased and retired	132	230	195	563
Average price paid per share*	$33.59	$34.77	$32.83	$33.62
Total cost to repurchase	$4,416	$7,971	$6,443	$18,706
*Average price paid per share includes costs associated with the repurchases.
As of December 31, 2024, $229.6 million is remaining under the share repurchase program.